Exhibit 10.2

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[...***...].” A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Amended Capital Increase Agreement

with respect to

BeiGene Biologics Co., Ltd.

among

BeiGene (Hong Kong) Co., Limited

and

Guangzhou GET Technology Development Co., Ltd.

and

BeiGene Biologics Co., Ltd.

April 11, 2017

This Amended Capital Increase Agreement (this “Agreement”) is entered into on April 11, 2017 by and among:

BeiGene (Hong Kong) Co., Limited, a limited liability company incorporated under the laws of Hong Kong, with its registered place of business at 13/F, Gloucester Tower, The Landmark, 15 Queen’s Road, Central, Hong Kong (“BeiGene”)

Guangzhou GET Technology Development Co., Ltd., a limited liability company incorporated under the laws of the People’s Republic of China (“PRC” or “China”), with its registered place of business at Room 901, No.237 Science Avenue, Science City, Guangzhou High-tech Industrial Development Zone, the PRC (“GET”); and

BeiGene Biologics Co., Ltd., a limited liability company incorporated under the laws of the PRC, with its registered place of business at Zibian Room 168, No.333 Jiufo Jianshe Road, Sino-Singapore Guangzhou Knowledge City, Guangzhou (the “Company”);

BeiGene, GET and the Company are individually referred to as a “Party” and collectively as the “Parties” hereinafter.

Whereas, the Company is a foreign invested enterprise incorporated on [...***...] under the laws of the PRC, with detailed information of the Company immediately prior to the date hereof set forth in Appendix 1 attached hereto; as of the date hereof, the registered capital of the Company is [...***...], and BeiGene owns 100% of the equity interest in the Company;

Whereas, an Investment Agreement (the “Investment Agreement”) was entered into between BeiGene and the Administrative Committee of Sino-Singapore Guangzhou Knowledge City on March 7, 2017, according to which, the Administrative Committee of Sino-Singapore Guangzhou Knowledge City designates GET to subscribe the additional registered capital of the Company jointly with BeiGene;

Whereas, to endeavor to achieve the cooperation purpose specified in the Investment Agreement, the Company is willing to issue according to the terms and conditions hereof, and BeiGene and GET are willing to subscribe for the additional registered capital of the Company according to the terms and conditions hereof (the “Capital Increase”); after the Capital Increase, the Company will be converted to a Sino-foreign joint venture enterprise;

Whereas, a Capital Increase Agreement with respect to BeiGene Biologics Co., Ltd. was executed by BeiGene, GET and the Company on March 7, 2017. After the signing thereof, the Parties, through friendly negotiation, decide to make amendments to certain provisions under such Capital Increase Agreement and therefore enter into

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

this Amended Capital Increase Agreement.

Therefore, on basis of the premises and mutual obligations hereof, it is agreed by the Parties as follows:

1.                                              Definitions

1.1                                       Unless otherwise provided under the terms hereof, the following terms shall have the following respective meanings:

“Affiliates” has the meaning set forth in the Joint Venture Contract. For the purposes of this Agreement only, the Company, and other entity under its Control from time to time, shall not be regarded as an Affiliate of either BeiGene or GET;

“Applicable Law” means, to any Person, any laws applicable to such Person, or any laws, regulations, rules, guidelines, instructions, treaties, judgments, decrees, orders, notices, rulings, and decisions promulgated by any government authorities, regulatory administrations or stock exchanges which enjoy jurisdiction over such Person;

“Bank Loan Agreement” has the meaning set forth in the Joint Venture Contract;

“[...***...]” means [...***...];

“[...***...]” has the meaning set forth in Section 9.2;

“Closing Date” has the meaning set forth in Section 3.5;

“Confidential Information” has the meaning set forth in Section 7.1;

“Default Amount” has the meaning set forth in Section 5.1;

“Capital Increase” has the meaning set forth in Whereas Clause;

“Disclosing Party” has the meaning set forth in Section 7.1;

“Investment Agreement” has the meaning set forth in Whereas Clause;

“Joint Venture Contract” means the “Amended Equity Joint Venture Contract for the Establishment of BeiGene Biologics Co., Ltd.” entered into between BeiGene and GET on the date hereof;

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

“Losses” for the purpose of this Agreement, means any and all judgments, liquidations, orders, claims, litigations or causes of action, taxes, debts, losses, damages (not including any indirect, incidental or consequential damages), interests, fines, punishments, fees and expenses (including reasonable attorney, accountant and other fees and expenses) ;

“Project Documents” has the meaning set forth in the Joint Venture Contract;

“Person” means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, consortium, unincorporated organization, other entity or government authority.

“PRC” or “China” has the meaning set forth in the Preamble, and for the purpose of this Agreement, excludes Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

“Receiving Party” has the meaning set forth in Section 7.1;

“Recipient” has the meaning set forth in Section 7.1;

“RMB” or “Renminbi” means the lawful currency of the PRC;

“Business Day” means any day other than a Saturday, Sunday, or a statutory holiday in the PRC.

1.2                                       When a reference is made in this Agreement to an Article, Section, Clause, Exhibit, Appendix, Schedule, Recitals or Preamble, such reference is to such items as they relate to this Agreement and such items shall be deemed to form an integral part of this Agreement.

1.3                                       The table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

1.4                                       Whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”.

1.5                                       The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.6                                       The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

1.7                                       Any law defined or referred to herein or in any agreement or instrument that is referred to herein means such law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor laws.

1.8                                       A reference to a document is a reference to such document as modified or amended from time to time.

1.9                                       Unless otherwise explicitly provided, the dates and times referred to herein are in Beijing time.

2.                                              Capital Increase Subscription

2.1                                       In accordance with the terms and conditions hereof, the registered capital of the Company shall from the Closing Date be increased to [...***...], and the total investment shall be increased to [...***...].

2.2                                       The original and additional registered capital of the Company shall be subscribed by BeiGene and GET respectively according to the following provisions and the time limit provided hereof:

(a)             BeiGene shall subscribe for the additional registered capital, and, upon closing of this Capital Increase, contribute 95% of the Company’s registered capital with (i) cash in US Dollars with an amount equivalent to RMB200,000,000 (say, two hundred million Renminbi yuan, inclusive of its paid-in capital on or before the Closing Date) and (ii) [...***...], BeiGene shall make contribution to the Company with other valuable assets of BeiGene, so as to fulfill its contribution obligation (for the purpose of clarity, if valuation is required for the contribution of such other assets, the valuation method for such assets should be in line with that for [...***...]).

(b)             GET shall subscribe for the additional registered capital, and, upon closing of this Capital Increase, contribute 5% of the Company’s registered capital in RMB cash of [...***...].

2.3                                       From the Closing Date, the shareholding proportions and corresponding

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

registered capital of BeiGene and GET in the Company are as follows:

Shareholder Name	Shareholding Proportion	Subscribed Registered Capital (RMB)	Form of Contribution	Time for Actual Contribution
BeiGene	95%	[...***...]	1. Cash in USD with amount equal to RMB200,000,000;	Pursuant to Section 3.1 hereof
			2. [...***...]	Pursuant to Section 3.2 hereof
GET	5%	[...***...]	Cash in RMB	Pursuant to Section 3.1 hereof

3.                                              Capital Contribution

3.1                                       Capital Contribution in Cash

(a)             Subject to Section 3.3 hereof, BeiGene shall in one lump-sum pay certain amount of US Dollars cash so as to make its paid-in capital reaching [...***...], and GET shall make all its RMB cash contributions of [...***...] in one lump-sum, in each case not later than the third (3) Business Day after the Closing Date. Each Party shall deposit the respective cash contribution into the RMB or foreign exchange account designated by the Company in writing. BeiGene’s cash contribution shall be converted to RMB on the basis of the medium foreign exchange rate issued by the People’s Bank of China on the date BeiGene makes contribution to the Company’s registered capital.

(b)             Subject to Section 3.3 hereof, BeiGene shall pay US Dollars in cash with an amount equivalent to [...***...] to the Company within thirty-six (36) months after the Closing Date, so as to fulfill all the cash contribution obligations of BeiGene.

3.2                                       Unless otherwise agreed in writing by both BeiGene and GET, BeiGene shall transfer [...***...] to the Company as the actual capital contribution not later than [...***...].

3.3                                       As to the obligation to pay the registered capital of any Party, unless all the Project Documents have come into effect and have been fully performed pursuant thereto by all the parties to each of the Project Documents (other

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

than the Party obliged to make capital contribution hereunder or any of its Affiliates) at the time of capital contribution, the Party has no obligation to make the capital contribution. For the avoidance of doubt, no Party shall be exempted from the obligation to contribute the registered capital of the Company as a result of the failure of such Party (or any of its Affiliates) to fulfill its obligations under any Project Document to which such Party (or any of its Affiliate, as the case may be) is a party. For the purpose of this Section 3.3 only, if the [...***...] fails to be executed and effective by the due date of the capital contribution in cash set forth in Section 3.1(a), a [...***...] that may be issued by the [...***...] shall be deemed the [...***...], and the failure to issue such [...***...] by the [...***...] shall not exempt GET from any obligation hereunder to make its capital contribution or postpone the due date of GET’s capital contribution under this Agreement.

3.4                                       The Company shall engage an accounting firm qualified to provide capital verification services according to PRC laws, to verify the capital contribution of each Party within [...***...] after the payment of each contribution and to issue the capital verification report. The Company shall issue one or more capital contribution certificates signed by the chairman of the board of the Company to each Party on the basis of the capital verification report within [...***...] after receipt of such report. The Company shall keep a capital contribution register at its main place of business, and shall update the register immediately after the issuance of capital contribution certificate to any Party.

3.5                                       Upon the execution of this Agreement, each Party shall immediately take all necessary actions and sign all necessary documents, to complete all government registration, filing and other procedures required for this Capital Increase as soon as possible, including without limitation, the foreign investment enterprise filing with commercial department, the registration of change with administration of industry and commerce. The Parties agree that the issuance date recorded on the updated business license acquired by the Company shall be the closing date of this Capital Increase (the “Closing Date”) and the following information shall be included in the updated business license and the corresponding registration documents: (a) the registered capital of the Company changed to [...***...], (b) the total investment changed to [...***...], (c) the Company changed to Sino-foreign joint venture enterprise, and (d) BeiGene and GET jointly registered as shareholders of the Company. From the Closing Date, unless otherwise provided hereof or in the Joint Venture Contract or under the Applicable Laws, BeiGene and GET shall enjoy full rights and interests as shareholders as to the newly subscribed equity hereunder.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

4.                                              Representations and Warranties

4.1                                       In addition to any representations and warranties otherwise made in this Agreement, each Party hereby represents and warrants to the other Parties that on the date hereof:

(a)                     it is a corporate entity duly organized and validly existing under the laws of the jurisdiction of its incorporation and is in compliance with all requirements of laws of the jurisdiction of its incorporation;

(b)                     it has full corporate power and authority, and all necessary authorizations (to GET, including the approval/filing of State-owned Assets Supervision and Administration Commission) and third party consents to enter into this Agreement and to perform its obligations under this Agreement, and has taken all necessary actions to authorize its entry into and performance of this Agreement;

(c)                      its representative(s) have been fully authorized to sign this Agreement on its behalf ;

(d)                     this Agreement shall constitute its legal, valid, binding and enforceable obligations once this Agreement becomes effective ;

(e)                      the execution, delivery and performance of this Agreement will not violate in any way its business license, certificate of incorporation, corporate constitutional documents, or any applicable laws, rules, decrees, authorizations or approvals, or any provisions of any contractual arrangements to which it is a party or is otherwise bound;

(f)                       no directors or employees of any Party have received, requested, offered, or given anything of value, nor any financial or other advantages, in connection with the negotiation, execution, delivery, or performance of this Agreement;

(g)                      no litigation or legal proceeding of any arbitrator or government authority is pending (or, to the knowledge of such Party, threatened) against such Party that may lead to or cause material adverse effect to: (a) its execution and delivery of this Agreement; and (b) its performance of this Agreement; and

(h)                     in any proceedings taken by any Person in its jurisdiction of incorporation in relation to this Agreement or the transactions contemplated hereby, it will not be entitled to claim for itself or any of its assets immunity from arbitration, suit, execution, attachment or other legal process.

4.2                                       Each Party further undertakes that, all the representations and warranties made by such Party under Section 4.1 shall remain true and accurate until the date each Party completes its actual contribution according to Section 3.1 hereof or the Closing Date (whichever comes later), unless such Party notifies the other Parties otherwise in writing.

5.                                              Liabilities for Breach

5.1                                       If any Party fails to make all or part of its cash contribution to the Registered Capital in accordance with Section 3.1 hereof (“Default Amount”), it shall pay overdue interest based on the Default Amount to the Company at [...***...] from the due date of the contribution to the date of actual payment of contribution, and in any event shall correct the breach within [...***...] from receipt of the notice from the other Party specifying such breach.

5.2                                       If, upon the expiration of the [...***...] period provided under the aforesaid Section 5.1, all or part of the Default Amount remains unpaid, the non-breaching Party shall be entitled to any remedies under this Agreement or relevant Applicable Laws. BeiGene and GET hereby agree that, if necessary, they will ensure all the directors of the Company appointed by them to vote for such remedies, and will make efforts in good faith to acquire all necessary authorizations required to implement such remedies

5.3                                       Without prejudices to any other liability of breach under this Agreement or any Applicable Laws, each Party shall be responsible for all direct Losses of the other Parties arising out of or in connection with its breach of obligations hereunder or any untrue, incomplete or inaccurate representation or warranty made by such Party hereunder.

5.4                                       For the purpose of clarity, with respect to any breach under any Project Document, if either Party and/or its Affiliate and/or the Company (or its any subsidiary) has been indemnified in accordance with this Agreement, then such Party shall not file any claim based on the same breach in accordance with any other Project Document, and shall not be entitled to double recovery or multiple recovery.

6.                                              Termination of Agreement

6.1                                       This Agreement may be terminated by the agreement among the Parties so made in writing.

6.2                                       Prior to the Closing Date and within [...***...] of the occurrence of the related early termination event below, any Party shall have the right to

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

unilaterally terminate this Agreement by serving the other Parties with [...***...] prior written notice:

(a)             in the event of any other Party’s material breach of this Agreement, and such other Party fails to rectify within [...***...] upon the receipt of such Party’s notice or the breach is not remediable; for the avoidance of doubt, any Party’s breach of Section 3.1 hereof shall be regarded as material breach; or

(b)             if the Closing Date has not occurred by May 31, 2017; provided that, if the aforementioned event occurs due to the breach of one Party or its Affiliates of this Agreement or other Project Documents, such Party shall not be entitled to the aforementioned unilateral termination right.

6.3                                       If this Agreement is terminated according to this Section 6, all further obligations of the Parties hereunder shall terminate, and no Party shall take further responsibility to each other Party. However, the aforementioned provision shall not affect the existing rights and obligations of each Party accrued before the termination date.

6.4                                       Section 6 (Termination of Agreement), Section 7 (Confidentiality), Section 8 (Governing Law), Section 9 (Arbitration), Section 10 (Miscellaneous) shall remain effective after termination of this Agreement.

7.                                              Confidentiality

7.1                                       Under this Section 7, “Confidential Information” means all information (including, without limitation, financial, price and cost information) disclosed (whether in writing, orally or by another means and whether directly or indirectly) by a Party or any of its Affiliates (“Disclosing Party”) to any other Party or any of its Affiliates (“Receiving Party”) or obtained by the Receiving Party from the Company whether before or after the date hereof, including information relating to the Disclosing Party or the Company’s business, affairs, clients, customers, suppliers, products, operations, technology, intellectual property, financial information, processes, plans or intentions, know-how, design rights, trade secrets and market opportunities.

7.2                                       The Receiving Party shall, and shall ensure that each of its Affiliates shall:

(i)                         keep the Confidential Information confidential as it treats its own confidential information;

(ii)                      not use Confidential Information except for use by the relevant Party

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

for the performance of its obligations under this Agreement or any other Project Document;

(iii)                   not disclose Confidential Information to any person except with the prior written consent of the Disclosing Party or in accordance with Sections 7.3 and 7.4; and

(iv)                  exert its best efforts to prevent the use or disclosure of Confidential Information.

7.3                                       During the term of this Agreement, the Receiving Party may disclose Confidential Information to any of its directors, other officers and employees (a “Recipient”) to the extent that (1) the disclosure is reasonably necessary for the purposes of this Agreement or any other Project Document, and (2) the Receiving Party shall ensure that a Recipient is aware of and complies with the Receiving Party’s obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement.

7.4                                       When required by Applicable Law, the Receiving Party may disclose Confidential Information to government authorities, after reasonable notice to and discussion with the Disclosing Party, and based on the principle of minimal disclosure to the extent permitted by Applicable Law. However, notwithstanding the terms of this Section 7, in the event that any Party is aware that another Party (in connection with the business of the Company) has violated any Applicable Law in respect of environmental, health and safety, anti-corruption, or anti-unfair competition, such Party may, after reasonable notice to and discussion with the other Parties, make any appropriate disclosures to relevant government authorities.

7.5                                       Sections 7.2 to 7.4 shall not apply to Confidential Information which the Receiving Party can prove:

(i)                                     has become part of the public domain other than by action or inaction of the Receiving Party;

(ii)                                  has been furnished or made known to the Receiving Party by third parties (other than those acting on behalf of the Disclosing Party) as a matter of legal right and without restriction on disclosure or use;

(iii)                               has been in the possession of the Receiving Party prior to disclosure by the Disclosing Party and was not previously acquired by the Receiving Party directly or indirectly from the Disclosing Party; or

(iv)                              is independently developed by the Receiving Party without access to the Confidential Information received hereunder.

7.6                                       Upon request by the Disclosing Party, the Receiving Party shall, and shall ensure each of its Affiliates to, at its own expense, promptly take such steps as may be necessary to avoid, prevent, stop and/or remedy any breach by it and/or a Recipient of its obligations under this Section, and/or provide all assistance to the Disclosing Party in any action against the Recipient.

7.7                                       The obligations in this Section 7 in respect of confidentiality shall continue in full force and effect for a period of [...***...] after the expiry or termination of this Agreement.

8.                                              Governing Law

8.1                                       The execution, effectiveness, performance, termination, liability of breach, and interpretation of this Agreement as well as all the articles, appendices, exhibits (including, without limitation, the interpretation of the dispute resolution article hereunder) shall be governed by the laws of the PRC.

9.                                              Arbitration

9.1                                       The Parties shall endeavor to resolve through friendly consultations any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding the existence, validity, interpretation, breach or termination of this Agreement (the “Dispute”).  If a Dispute arises, any Party may give written notice to the other Parties, which notice shall set out brief details of the Dispute.

9.2                                       If a Dispute has not been resolved through friendly consultations within [...***...] after first written notice of such Dispute has been given by either Party, such Dispute shall be submitted to the [...***...] and finally settled by arbitration in [...***...] in accordance with the [...***...] Arbitration Rules in force at the time the Dispute is submitted for arbitration, which rules are deemed to be incorporated as part of this Agreement by reference into this Section. The seat of arbitration shall be in Beijing. The English and Chinese texts of this Agreement shall be referred to in the arbitration, and all proceedings in such arbitration shall be conducted in Chinese. The arbitration award shall be rendered in English and Chinese versions, and both versions shall be equally effective. The arbitration award shall be final and binding on all the Parties from the day it is made. The costs of arbitration shall be borne by the losing Party, unless otherwise specified in the arbitration award.

9.3                                       The arbitration tribunal shall consist of three arbitrators. BeiGene and the

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

Company shall jointly appoint one arbitrator, GET shall appoint another, and the third arbitrator, who shall preside as chairman, shall be appointed by [...***...]. If any Party fails to appoint its arbitrator within [...***...] from the date of receipt of the notice of arbitration, the chairman of [...***...] shall appoint such arbitrator.

9.4                                       During the course of any arbitration proceedings, all provisions of this Agreement shall, to the most feasible and practicable extent, be implemented continuously by the Parties except for those provisions which are the subject of any Dispute referred to arbitration in accordance with this Section 9.

9.5                                       GET hereby confirms that, it shall not claim for immunity, on the grounds of its identity as state-owned enterprise, from the arbitration under this Section 9.

10.                                       Miscellaneous

10.1                                This Agreement shall take effect on the date of affixation of signature and corporate seal by the duly authorized representative of each Party.

10.2                                Each Party shall undertake the expenses and costs occurred in the course of the negotiation, delivery or performance of this Agreement at its own expense, including but not limited to the expense in relation to hiring professional accountants and legal councils.

10.3                                This Agreement is made and executed in 10 originals in Chinese and 10 originals in English, of which each Party shall keep 2 originals in Chinese and 2 originals in English, and rest 4 originals shall be kept by the Company for the filing and registration procedures in relation to this Capital Increase. The two language versions shall have equal validity and legal effect.

10.4                                Any provision hereof may be amended or waived, but only if such amendment or waiver is in writing and is signed by each Party. Unless otherwise explicitly provided in this Agreement, no failure or delay of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power and privilege. The rights and remedies provided herein shall not exclude any rights or remedies under law.

10.5                                This Agreement, when applicable, shall be binding upon and shall inure to the benefit of each Party hereto and to their respective permitted heirs, successors and assigns.

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

10.6                                If an authority of competent jurisdiction holds that any part of this Agreement not essentially affecting the purpose hereof is illegal, invalid or unenforceable, then the remaining provisions or portions thereof shall remain in full force and effect and shall constitute the agreement among the Parties with respect to the subject matter hereof. To the extent permitted under Applicable Law, the Parties shall replace any illegal, invalid or unenforceable provision of this Agreement with a valid provision having the same commercial effect.

10.7                                The appendices hereto shall constitute the integral part of this Agreement.  This Agreement and the other Project Documents constitute the entire agreement among the Parties and supersedes all prior discussions, negotiations and agreements among the Parties with respect to the subject matter hereof. This Agreement shall include this Agreement and its appendices as amended, varied, supplemented, replaced and/or restated in any manner from time to time.

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Appendix I Basic Information of the Company

Company Name	BeiGene Biologics Co., Ltd.
Registration No.	[...***...]
Company Type	Limited Liability Company (wholly invested by Taiwan, Hong Kong or Macau Investor)
Registered Capital	[...***...]
Legal Representative	John Victor Oyler
Registered Address	Zibian Room 168, No.333 Jiufo Jianshe Road, Sino-Singapore Guangzhou Knowledge City, Guangzhou
Establishment Date	[...***...]
Business Scope	Biologics Manufacture
Sole Shareholder	BeiGene (HongKong) Co., Limited

* Confidential Information, indicated by [...***...], has been omitted from this filing and filed separately with the U.S. Securities and Exchange Commission.

IN WITNESS HEREOF, each Party of this Agreement has caused its duly authorized representative to sign this Agreement on the date specified on the first page hereof.

BeiGene (Hong Kong) Co., Limited (Seal)

Signed by:	/s/ John Victor Oyler
Name: John Victor Oyler
Title: Founder & CEO

Guangzhou GET Technology Development Co., Ltd. (Seal)

Signed by:	/s/ Yibin Yan
Name: Yibin Yan
Title: Chairman & Legal Representative

BeiGene Biologics Co., Ltd. (Seal)

Signed by:	/s/ John Victor Oyler
Name: John Victor Oyler
Title: Legal Representative

Signature Page to Capital Increase Agreement